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                                                                  EXHIBIT 10.78






                          PARAGON HEALTH NETWORK, INC.
                          EMPLOYEE STOCK PURCHASE PLAN








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                         PARAGON HEALTH NETWORK, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS


                                                                        Page

  1.  PURPOSE..........................................................  1

  2.  DEFINITIONS......................................................  1

  3.  ELIGIBILITY AND PARTICIPATION....................................  2

  4.  PAYROLL DEDUCTIONS...............................................  3

  5.  WITHDRAWALS AND DISTRIBUTIONS UPON TERMINATION OF PARTICIPATION..  3

  6.  GRANT OF OPTION AND OPTION EXERCISE PRICE........................  4

  7.  STOCK SUBJECT TO PLAN............................................  5

  8.  ADMINISTRATION...................................................  5

  9.  ADMINISTRATIVE FEES..............................................  6

 10.  TRANSFERABILITY..................................................  6

 11.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.......................  6

 12.  GENERAL RESTRICTION..............................................  7

 13.  AMENDMENT OR TERMINATION.........................................  7

 14.  NOTICES..........................................................  8

 15.  NO CONTRACT......................................................  8

 16.  HEADINGS AND CONSTRUCTION........................................  8

 17.  APPROVAL OF STOCKHOLDERS.........................................  8


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                         PARAGON HEALTH NETWORK, INC.
                         EMPLOYEE STOCK PURCHASE PLAN


     1. PURPOSE. The purpose of the Paragon Health Network, Inc. Employee Stock Purchase Plan (the "Plan") is to provide employees of Paragon Health Network, Inc., a Delaware corporation (the "Company"), and its subsidiary companies with an opportunity to acquire an interest in the Company and share in the success of the Company through the purchase of Common Stock of the Company ("Common Stock"), and to encourage such employees to remain in the employ of the Company. The Company intends the Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423. This Plan shall be effective as of April 1, 1998.

     2.   DEFINITIONS.

          (a) "Board of Directors" means the board of directors of the Company.
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          (b) "Code" means the Internal Revenue Code of 1986, as amended.
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          (c) "Compensation" means salary and wages paid to an Eligible
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     Employee by the Company or a Subsidiary, including commissions and bonuses, but excluding income attributable to the exercise of stock options, and awards and other forms of remuneration.

          (d) "Contribution Account" means the bookkeeping account
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     established on behalf of a Participant to which shall be credited the amount of the Participant's payroll deductions and from which shall be debited all funds used to purchase Common Stock for the Participant under the Plan.

          (e) "Eligible Employee" means any Employee of the Company or a
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     Subsidiary excluding:

              (1) any Employee who customarily is employed for twenty (20) hours per week or less;

              (2) any Employee who would own (immediately after the grant of an option under the Plan and applying the rules of Code Section 424(d) in determining stock ownership) shares, and/or hold outstanding options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Parent or Subsidiary; and

              (3) any Employee who is customarily employed for not more than five (5) months in any calendar year.


          (f) "Employee" means any person who is employed by the Company or
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     a Subsidiary for purposes of the Federal Insurance Contributions Act.

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          (g) "Entry Date" means April 1st and October 1st of each calendar
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     year.

          (h) "Parent" means a corporation, if any, having the relationship
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     to the Company described in Section 424(e) of the Code.

          (i) "Participant" means an Employee who participates in the Plan
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     pursuant to Paragraph 3.

          (j) "Purchase Period" means each six-month period ending March 31
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     and September 30.

          (k) "Subsidiary" means any corporation having a relations to the
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     Company described in Section 424(f) of the Code and which the Board of
     Directors, or its designee, has designated as eligible to participate in the Plan.

     3.   ELIGIBILITY AND PARTICIPATION

          (a) Any person who is an Eligible Employee on an Entry Date shall be eligible to become a Participant in the Plan beginning on that Entry Date and shall become a Participant as of that Entry Date by completing an enrollment form provided by the Company, in the form and containing such terms and conditions as the Company from time to time may determine (the "Authorization Form"), and filing it with the Company by the date required by the Company.

          (b) Any person who first becomes an Eligible Employee shall be eligible to become a Participant in the Plan as of the first day of the Purchase Period beginning after the date on which that person became an Eligible Employee and shall become a Participant as of such date by completing an Authorization Form and filing it with the Company by the date required by the Company;

          (c) A person shall cease to be a Participant upon the earliest to occur of:

                    (1) the date the Participant ceases to be an Eligible Employee, for any reason;

                    (2) the first day after the Purchase Period following a cessation of payroll deductions for the Participant under the Plan pursuant to Paragraph 4; or

                    (3) the date of a withdrawal from the Plan by the Participant under Paragraph 5.


     4. PAYROLL DEDUCTIONS. A Participant may contribute to the Plan through payroll deductions as follows:

          (a) A Participant shall on his Authorization Form elect to have payroll deductions made from his Compensation at a rate which, expressed as a whole

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     percentage, shall be at least one percent (1%) and not exceed fifteen percent (15%) of his Compensation.

          (b) Payroll deductions for a Participant shall be made during the period for which the Authorization Form is effective and shall continue until the effective date of an Employee's authorization to change the rate of his payroll deductions or stop payroll deductions.

          (c) A Participant may change the rate of his payroll deductions effective on the first day of any Purchase Period, provided the Employee files with the Company his Authorization Form by the date required by the Company.

          (d) A Participant may elect to discontinue payroll deductions any time after the first day of the payroll period coinciding with or immediately following the Company's processing the Participant's Authorization Form. If upon cessation of payroll deductions a Participant has cash credited to his Contribution Account which he has not elected to withdraw pursuant to Paragraph 5, he shall remain a Participant in the Plan until the end of the then current Purchase Period.

          (e) All payroll deductions made for a Participant shall be credited to his Contribution Account under the Plan and will be used for the purchase of Common Stock pursuant to Section 6 hereof. All payroll deductions made for a Participant under the Plan shall be commingled with the general assets of the Company and no separate fund shall be established for each such Participant. Participants' Contribution Accounts are solely for bookkeeping purposes and the Company shall not be obligated to pay Participants interest on Contribution Account balances.

          (f) A Participant may not make any separate cash payments or other contributions to his Contribution Account in a manner other than through payroll deductions as set forth in this Paragraph 4.

     5.   WITHDRAWALS AND DISTRIBUTIONS UPON TERMINATION OF PARTICIPATION.

          (a) A Participant may elect to cease participating in the Plan and to withdraw the balance of the cash credited to his Contribution Account under the Plan by giving written notice to the Company prior to the date specified by the Company before the end of the current Purchase Period. A Participant who receives a withdrawal of the cash balance of his Contribution Account under the Plan shall not be entitled to participate in the Plan until the next Entry Date.

          (b) The Company shall pay the cash balance of a Participant's Contribution Account to the Participant as soon as administratively feasible following (i) the date of processing of the withdrawal request or
     (ii) the date a person ceases to be a Participant pursuant to Paragraph 3(c), as applicable (clauses (i) and (ii) collectively, a "Termination Event").

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          (c) Upon the occurrence of a Termination Event, the Participant's outstanding options under Section 6 of the Plan to purchase shares of Common Stock, shall immediately terminate.

          (d) Upon the occurrence of a Termination Event, no further payroll deductions will be made from the Participant's Compensation.

     6.   GRANT OF OPTION AND OPTION EXERCISE PRICE.

          (a) As of the beginning of each Purchase Period, a Participant is granted an option to purchase that whole number of shares of Common Stock as does not exceed in value the result of dividing 15% of the Participant's Compensation for that Purchase Period by eighty-five (85%) of the fair market value of the Common Stock on the last business day of the Purchase Period. On the last business day of each Purchase Period, each Participant will be deemed to have exercised his option to the extent of the funds then held in the Participant's Contribution Account and such funds will be applied to the purchase of whole shares of Common Stock; provided, however, the number of shares purchased for a Participant shall not be less than 1 share. The price of each share of Common Stock to be purchased with a Participant's Contribution Account during a Purchase Period shall be eighty-five (85%) of the fair market value of one share of Common Stock on the last day of the Purchase Period. Any funds remaining after the application of a Participant's Contribution Account to the purchase of shares of Common Stock shall continue to be credited to the Participant's Contribution Account and available for purchases of shares on the last business day of the next succeeding Purchase Period.

          (b) Notwithstanding the preceding subparagraph or any other provisions of the Plan, no Participant shall be granted an option which permits his rights to purchase shares under all employee stock purchase plans of the Company and its Parent and Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined at the time the option is granted) for each calendar year in which such stock option is outstanding at any time.

          (c) For purposes of the preceding subparagraphs, the fair market value of a share of Common Stock shall be determined as of each relevant date as follows:

                    (1) if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

                    (2) if the Common Stock is not traded on any such exchange, the closing sale price as reported by the NASDAQ Stock Market;

                    (3) if no such closing sale price information is available, the average of the closing bid and asked prices as reported by the NASDAQ Stock Market; or

                    (4) if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service.

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          (d) All options granted during an Offering Period shall expire on the last day of that Offering Period.

     7.   STOCK SUBJECT TO PLAN.

          (a) The shares of Common Stock (the "Shares") to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares, shares originally issued for such purpose or shares acquired on the open market. The maximum number of Shares made available for sale under the Plan shall be 4,000,000, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 11. If the total number of Shares elected to be purchased under the Plan exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable.

          (b) A Participant shall not have rights as a stockholder with respect to any Shares covered by his option until the last day of the Purchase Period on which the Shares are purchased. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the Shares are purchased, except as otherwise provided in the Plan.

          (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant, or if so directed by the Participant and if permissible under applicable law, in the names of the Participant and one other person designated by the Participant, as joint tenants with rights of survivorship.

     8.   ADMINISTRATION AND INDEMNIFICATION OF COMMITTEE.

          (a) The Plan shall be administered by a committee appointed by the Board of Directors (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts approved by a majority of the Committee in a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

          (b) The Committee acting in its absolute discretion shall exercise such power and take such action as expressly called for under the Plan, and further, the Committee shall have the power to interpret the Plan to take such other action (except to the extent the right to take such action is expressly and exclusively reserved for the Board of Directors or the Company's stockholders) in the administration and operation of the Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected participant and on each other person directly or indirectly affected by such action. No member of the Board of Directors or the

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     Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

          (c) In addition to such other rights of indemnification that they may have as directors of the Company or a member of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of the action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend it.

     9. ADMINISTRATIVE FEES. The Committee may charge Participants' accounts for reasonable administrative fees to defray the administrative costs of the Plan, which shall in no event exceed the actual administrative costs of the Plan.

     10. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant. Any attempted assignment, transfer, pledge, or other disposition shall be without effect.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The Committee will adjust the total number of shares and any outstanding options for any increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or a payment of a stock dividend on the shares of Common Stock, a subdivision or combination of the shares of Common Stock, a reclassification of the shares of Common Stock, a merger or consolidation of the Company or any other like changes in the Common Stock or in their value. No fractional shares will be issued as a result of any of these changes, and any fractional shares that result from a change will be eliminated from the outstanding options. All adjustments made by the Committee under this paragraph shall be final, conclusive and binding on all Participants and, further, shall not constitute an increase in the "aggregate number of shares which may be issued under options" pursuant to Section 7 of the Plan.

     12. GENERAL RESTRICTION. Notwithstanding anything contained herein or in any of the Agreements to the contrary, no purported exercise of any option granted pursuant to the Plan shall be effective without the written approval of the Company, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Company, require the filing of a registration statement with the United States Securities and Exchange Commission or

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with the securities commission of any state. The Company shall avail itself of any exemptions from registration contained in applicable federal and state securities laws which are reasonably available to the Company on terms which, in its sole and absolute discretion, it deems reasonable and not unduly burdensome or costly. If an option cannot be exercised at the time it would otherwise expire due to the restrictions contained in this Section, the exercise period for that option shall be extended for successive one-year periods until that option can be exercised in accordance with this Section. Each Participant shall, prior to the exercise of an option, deliver to the Company any reasonable request in order for the Company to be able to satisfy itself that the Common Stock to be acquired in accordance with the terms of an applicable exemption from the securities registration requirements or applicable federal state securities laws.

     13.  AMENDMENT OR TERMINATION.

          (a) The Committee may at any time terminate or amend the Plan.

          (b) Prior approval of the stockholders of the Company shall be required with respect to any amendment for which such appraisal is necessary in order to comply with the requirements of Code Section 423 including the sale of more shares of Common Stock than are authorized under Paragraph 7 of the Plan.

          (c) If required by Rule 16b-3 of the Securities Exchange Act of
     1934 or any successor thereto promulgated under the Exchange Act, prior approval of the stockholders of the Company shall be required with respect to any amendment which would materially increase the benefits accruing to Participants under the Plan or materially modify the requirements as to eligibility for participation in the Plan.

     14. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the written form specified by the Company at the location, or by the person, designated by the Company.

     15. NO CONTRACT. The Plan shall not be deemed to constitute a contract between the Company or any Subsidiary and any Employee or to be a consideration or an inducement for the employment of any Employee. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee at any time, regardless of the effect which such discharge shall have upon him as a Participant.

     16. HEADINGS AND CONSTRUCTION. The headings to Paragraphs in the Plan have been included for convenience of reference only. The Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

     17. APPROVAL OF STOCKHOLDERS. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the adoption of the Plan by the Board of Directors. The Plan is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval shall render the Plan and all outstanding options issued thereunder void and of no effect.

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     IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of
this     day of         , 1998.
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                                       PARAGON HEALTH NETWORK, INC.


                                       By:
                                           -------------------------------

                                       Title:
                                             -----------------------------

ATTEST:

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Title:
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       [CORPORATE SEAL]

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